EXHIBIT 5.1
December 1, 2005
Golden West Financial Corporation
1901 Harrison Street
Oakland, California 94612

Re:	Golden West Financial Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), in the form being filed by Golden West Financial Corporation (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the following: (a) senior debt securities of the Company (the “Senior Debt Securities”); and (b) subordinated debt securities of the Company (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”). The Debt Securities will have an aggregate initial offering price of up to $2,000,000,000. The Senior Debt Securities are to be issued pursuant to an indenture dated as of December 1, 2005, by and between the Company and Deutsche Bank Trust Company Americas (the “Trustee”) (the “Senior Debt Indenture”), a form of which is filed as Exhibit 4.3 to the Registration Statement. The Subordinated Debt Securities are to be issued pursuant to an indenture dated as of December 1, 2005 by and between the Company and the Trustee (the “Subordinated Debt Indenture”), a form of which is filed as Exhibit 4.4 to the Registration Statement. The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).
We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
Based on such examination, we are of the opinion that:
     (1) when the issuance of the Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Senior Debt Indenture and sold as described in

Golden West Financial Corporation
December 1, 2005

the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Senior Debt Indenture; and
     (2) when the issuance of the Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Debt Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture.
Our opinion that the Debt Securities are legal, valid, and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
We express no opinion as to matters of law in jurisdictions other than the State of California, the federal law of the United States, and the corporate law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Orrick, Herrington & Sutcliffe LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP